                                                                Exhibit 8.2



                                October 27, 1994



KnowledgeWare, Inc.
3340 Peachtree Road, N.E.
Atlanta, Georgia  30326


     We have acted as counsel to KnowledgeWare, Inc. ("KnowledgeWare") in connection with the Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1994, as amended through the date hereof (the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Sterling"), SSI Corporation, a Georgia corporation ("Merger Sub") and KnowledgeWare. The Merger Agreement calls for the merger of Merger Sub with and into KnowledgeWare (the "Merger"), and this letter is in response to your request for our opinion with respect to certain United States Federal income tax consequences of the Merger. Capitalized terms used but not defined herein shall have the meanings assigned to them in the registration statement of Sterling on Form S-4 under the Securities Act of 1933, as amended, covering the shares of Sterling Common Stock to be issued in the Merger.

     In this connection, we have examined the Merger Agreement, and have relied upon the representations and warranties as to factual matters contained therein or made pursuant thereto. We have also assumed, without inquiry, the initial and continuing truth and accuracy of the representations, statements and certifications of the officers of KnowledgeWare and Sterling, including without limitation, the representations described below in a letter dated October 27, 1994, from Sterling (a copy of which is attached hereto as Exhibit "A")and in a letter dated October 27, 1994, from KnowledgeWare (a copy of which is attached hereto as Exhibit "B"), and we have considered such additional information as we have deemed appropriate.

     In rendering this opinion we have examined such documents as we have deemed relevant or necessary to enable us to render this opinion, including, without limitation, the Merger Agreement and the unexecuted form of the Escrow Agreement. In our examination, we have assumed the genuineness of all signatures, the due execution and delivery of all documents (including without limitation the Escrow Agreement), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or copies, and the authenticity of the originals of such copies.
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I.  REPRESENTATIONS

     In connection with the proposed Merger, the following representations have been made by certain executive officers of Sterling and/or KnowledgeWare:

          1. The Merger, if consummated, will be in compliance with all material terms and conditions of the Merger Agreement, none of which have been waived or modified.

          2. The ratio for the exchange of shares of KnowledgeWare Common Stock for Sterling Common Stock (the "Exchange Ratio") in the Merger was negotiated through arm's length bargaining. Alex. Brown & Sons Incorporated ("Alex. Brown") delivered to the KnowledgeWare Board of Directors its written opinion, dated August 31, 1994, that as of that date the Exchange Ratio was fair, from a financial point of view, to the holders of KnowledgeWare Common Stock. The written opinion of Alex. Brown has not been withdrawn or materially modified. Based on the arm's length negotiations and the written opinion of Alex. Brown, KnowledgeWare executive officers and Sterling executive officers believe the fair market value of the Sterling Common Stock to be received by each KnowledgeWare shareholder in the Merger will be approximately equal to the fair market value of the KnowledgeWare Common Stock surrendered in exchange therefor.

          3. There is no present plan or intention by shareholders of KnowledgeWare to sell, exchange or otherwise dispose of a number of shares of Sterling Common Stock to be received in the Merger that would reduce the KnowledgeWare shareholders' aggregate ownership of Sterling Common Stock to be received in the Merger to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of KnowledgeWare Common Stock as of the same date. For purposes of this representation, (i) shares of KnowledgeWare Common Stock exchanged for cash in lieu of fractional shares of Sterling Common Stock are treated as outstanding on the date of the Merger, and (ii)
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               shares of KnowledgeWare Common Stock, and shares of Sterling
               Common Stock received therefor in the Merger, and otherwise sold, redeemed, or disposed of before or after the Merger are considered in making this representation.

          4. Following the Merger, Surviving Corporation ("Surviving Corporation" as used in this Part I being KnowledgeWare after the Merger) will hold at least 90 percent of the fair market value of KnowledgeWare's net assets and at least 70 percent of the fair market value of KnowledgeWare's gross assets held immediately prior to the Merger, and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by KnowledgeWare, Surviving Corporation or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made in anticipation of or as a part of the plan or reorganization for the Merger, will be included as assets of KnowledgeWare or Merger Sub, respectively, immediately prior to the Merger. In applying the preceding sentence to Merger Sub, assets transferred by Sterling to Merger Sub pursuant to the plan of reorganization for use in the Merger are not taken into account. For purposes of this representation, assets transferred by Surviving Corporation in the ordinary course of business or to a corporation controlled, within the meaning of Section 368(c) of the Code, by KnowledgeWare shall be treated as assets held by Surviving Corporation following the Merger.

          5. Prior to the Merger, Sterling will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

          6. Sterling has no plan or intention to cause Surviving Corporation to issue additional shares of stock, and Surviving Corporation has no plan or intention to issue additional shares of stock, that would result in Sterling losing control, within the meaning of Section 368(c) of the Code, of Surviving Corporation.
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          7.   Except with respect to the shares of Sterling Common Stock which are held in escrow in accordance with the Escrow Agreement (the "Escrowed Shares"), Sterling has no plan or intention to reacquire any of the shares of Sterling Common Stock issued in the Merger. Any future open market purchases by Sterling of shares of Sterling Common Stock will be motivated solely by business considerations independent of the Merger.

          8. Sterling has no plan or intention to liquidate Surviving Corporation into another corporation, to merge Surviving Corporation into another corporation, to sell or otherwise dispose of the stock of Surviving Corporation, or to cause Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions of assets made in the ordinary course of business, transfers of assets by Surviving Corporation to corporations controlled, within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), by Surviving Corporation and transfers by Sterling of shares of Surviving Corporation's stock to corporations controlled, within the meaning of Section 368(c) of the Code, by Sterling.

          9. Merger Sub is a recently formed corporation, having no assets or liabilities other than assets transferred to it pursuant to the Merger, and Merger Sub has been created and will be maintained through the Effective Time solely for purposes of effecting the Merger. Merger Sub will have no liabilities assumed by KnowledgeWare, and will not transfer to KnowledgeWare any assets subject to liabilities, in the Merger. Merger Sub has not and will not engage in the conduct of any business unrelated to the Merger prior to the Effective Time.

          10. Following the Merger, Surviving Corporation directly or through its subsidiaries will continue KnowledgeWare's historic business or use a significant portion of KnowledgeWare's historic business assets in a business within the meaning of Treasury Regulation
               (S)1.368-1(d).
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          11.  Sterling, Merger Sub, KnowledgeWare and the shareholders of
               KnowledgeWare, will pay their respective expenses, if any, incurred in connection with the Merger.

          12. There is no intercorporate indebtedness existing between Sterling and KnowledgeWare or between Merger Sub and KnowledgeWare that was issued, acquired, or will be settled at a discount.

          13. In the Merger, shares of KnowledgeWare Common Stock representing control of KnowledgeWare, within the meaning of Section 368(c) of the Code, will be exchanged solely for voting stock of Sterling. For purposes of this representation, any shares of KnowledgeWare Common Stock exchanged for cash or other property originating with Sterling will be treated as outstanding KnowledgeWare Common Stock immediately prior to Merger.

          14. At the time of the Merger, KnowledgeWare will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in KnowledgeWare that, if exercised or converted, would affect Sterling's acquisition or retention of control of KnowledgeWare, within the meaning of Section 368(c) of the Code.

          15. Except for one share of KnowledgeWare Common Stock acquired by Sterling on November 18, 1991, Sterling does not directly own, nor has it directly owned during the past five years, any shares of stock of KnowledgeWare.

          16. KnowledgeWare and Sterling are not investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          17. On the date of the Merger, the fair market value of the assets of KnowledgeWare will exceed the sum of its liabilities, including the amount of liabilities, if any, to which its assets are subject.
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          18.  KnowledgeWare is not under the jurisdiction of a court in a Title
               11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          19. The payment by the Exchange Agent of cash in lieu of fractional shares of Sterling Common Stock does not represent separately bargained for consideration and is being made solely for the purpose of saving the expense and inconvenience of issuing fractional shares. The fractional share interests of each holder of KnowledgeWare Common Stock will be aggregated and no holder of KnowledgeWare Common Stock will receive cash therefor in an amount equal to or greater than the value of one full share of Sterling Common Stock.

          20. Sterling has not paid and will not pay, directly or indirectly, any compensation to any shareholder-employee of KnowledgeWare pursuant to any employment, consulting, non-compete or similar arrangement that is separate consideration for, or allocable to, any of such shareholder's shares of KnowledgeWare Common Stock. None of the shares of Sterling Common Stock received by any shareholder of KnowledgeWare pursuant to the Merger will be separate consideration for, or allocable to, any such arrangement. Compensation paid by Sterling, Merger Sub or Surviving Corporation pursuant to the Consultation Agreement will be for services actually rendered (or refrained from being rendered) and will be commensurate with amounts paid under similar arrangements to third parties bargaining at arm's-length.

          21. All loans or advances by Sterling or Merger Sub to KnowledgeWare, including, without limitation, the acquisition by Sterling of the Loan Agreement and Sterling's rights and obligations under the Amended Loan Agreement (as hereinafter defined) and the Warrant Agreement, have been or will be made on an arm's length basis and are or will be adequately collateralized. There is no plan or intention that any part of any such loan will be forgiven or converted, directly or indirectly, into a capital contribution to KnowledgeWare. No liabilities of KnowledgeWare's shareholders will be assumed by Sterling, nor will any of the stock of KnowledgeWare be subject to any
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               liabilities which may have encumbered stock of KnowledgeWare at the time of the Merger. There are no arrangements in effect pursuant to which any shareholder of KnowledgeWare has guarantied or otherwise assumed liability for any liabilities or obligations of KnowledgeWare. No portion of the proceeds received by KnowledgeWare from loans or advances made by Sterling or IBM Credit pursuant to the Loan Agreement or the Amended Loan Agreement have been or will be distributed or otherwise paid out to KnowledgeWare shareholders. The maximum aggregate of the loans or advances which may be outstanding to KnowledgeWare at any time pursuant to the Amended Loan Agreement is $28,000,000.00. The aggregate of the loans and advances under the Loan Agreement at the time Sterling acquired IBM Credit's interest therein was $15,133,270.00.

          22. The outstanding KnowledgeWare Options had no readily ascertainable fair market value within the meaning of Treasury Regulations Section 1.83-7(b) when granted, and will have no readily ascertainable fair market value within the meaning of Treasury Regulations Section 1.83-7(b) when substituted as provided in Sections 4.1(iii) and 4.1(vi) of the Merger Agreement.

          23. Sterling and KnowledgeWare have a valid business reason for establishing the arrangement contemplated by the Escrow Agreement (the "Escrow Arrangement").

          24. As of the Effective Time, the Escrowed Shares will appear as issued and outstanding on Sterling's balance sheet and will be legally outstanding under Delaware law.

          25. All dividends (within the meaning of Section 301(c)(1) of the Code) paid by Sterling on the Escrowed Shares will be distributed currently to the exchanging KnowledgeWare shareholders, except any such dividends paid in respect of Escrowed Shares as to which a claim exists pursuant to a Sterling Notice.

          26. All voting rights of the Escrowed Shares will be exercisable by or on behalf of the exchanging
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               KnowledgeWare shareholders or their authorized agent.

          27. The Escrowed Shares will not be subject to restrictions requiring their return to Sterling upon the death, failure to continue employment or similar event with respect to any exchanging KnowledgeWare shareholder.

          28. All Escrowed Shares will be released under the Escrow Arrangement within two years from the Effective Time, other than Escrowed Shares that are subject to a Dispute Notice or a Contingent Claim Notice at the expiration of such two year period.

          29. No more than 50% of the shares of Sterling Common Stock to be received in the Merger by the exchanging KnowledgeWare shareholders are subject to the Escrow Arrangement.

          30. The principal purpose for the Escrow Arrangement is not the reduction of federal income taxes.

          31. The mechanism for the calculation of the number of Escrowed Shares to be returned to Sterling is objective and readily ascertainable.

          32. The exchanging KnowledgeWare shareholders do not have the right to, and will not be permitted to, substitute other property for any of the Escrowed Shares.

          33. KnowledgeWare has not within the past twelve (12) months made any distribution to its shareholders and has not sold or otherwise disposed of a substantial portion of its assets.


II.  OPINION

     In order for the Merger to qualify as a tax-free reorganization under
Section 368(a) of the Code, the historic shareholders of KnowledgeWare must receive and retain for some period of time a significant continuing proprietary interest in Sterling. For advance ruling purposes, the Internal Revenue Service (the "Service") requires that KnowledgeWare shareholders receive in the Merger Sterling Common Stock having a value equal to
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at least fifty (50) percent of the value of all formerly outstanding shares of
KnowledgeWare Common Stock. The requisite number of shares must generally be retained by KnowledgeWare shareholders for some minimum period of time after receipt thereof. Although the Service's advance ruling requirements are not substantive rules of law, based on the Service's advance ruling requirements, shares of Sterling Common Stock issued to KnowledgeWare shareholders who hold less than five percent of the outstanding KnowledgeWare Common Stock should more likely than not be treated towards satisfaction of the continuity of interest requirements.

     In the event KnowledgeWare shareholders receive shares of Sterling Common Stock with a plan or intention, at the time of the Merger, to dispose of such shares, such shares would not count toward satisfaction of the continuity of interest requirement. Representations have been obtained from Sterling and KnowledgeWare, generally to the effect that to the knowledge of the Sterling executive officers and KnowledgeWare executive officers there is no plan or intention on the part of KnowledgeWare shareholders to sell, exchange or otherwise dispose of a number of shares of Sterling Common Stock to be received in the Merger that would reduce such shareholders' aggregate ownership of Sterling Common Stock below the 50 percent continuity of interest requirement. No such representations have been obtained from any KnowledgeWare shareholders, and except with respect to the Escrowed Shares, neither the Merger Agreement nor any document entered or to be entered into in connection therewith, require any KnowledgeWare shareholder to retain the shares of Sterling Common Stock to be received by them in the Merger for any period of time.

     To the extent a shareholder of a target corporation does not receive unrestricted rights of ownership in the shares of stock which it receives in connection with a Merger, such shares are not counted towards satisfaction of the continuity of interest requirement. There is no direct authority as to the effect of the potential return to Sterling of the Escrowed Shares on the continuity of interest requirement. Consistent with authority that should allow the KnowledgeWare shareholders to be treated as the owners of the Escrowed Shares from the Effective Time, an argument could be made that the Escrowed Shares should count towards satisfaction of the continuity of interest requirement, although there is no assurance that the Service or a court would agree.

     Effective August 31, 1994 Sterling acquired the interest of IBM Credit in the Loan Agreement, and Sterling and KnowledgeWare entered into the Amended and Restated Revolving Loan and Security Agreement, which has subsequently been amended (and as so amended being referred to as the "Amended Loan Agreement"). The Amended Loan
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Agreement provides for maximum borrowing by KnowledgeWare of $28,000,000 of which $15,133,270 was outstanding at the time of the acquisition of the IBM Credit position by Sterling. As a further inducement to Sterling to enter into the Amended Loan Agreement, KnowledgeWare and Sterling entered into the Warrant Agreement. Since August 31, 1994, Sterling has made additional advances to KnowledgeWare pursuant to the Amended Loan Agreement for working capital needs.

     The impact on the Merger of the Amended Loan Agreement is not clear.
Under Revenue Ruling 72-343, 1972-2 C.B. 213, promulgated by the Service, a target corporation receiving a loan from the acquiring corporation in connection with a statutory merger (under Section 368(a)(1)(A) of the Code) was found to recognize gain (under Section 361(b) of the Code) attributable to the cash received as a loan. For the Merger to qualify as a reorganization under Section 368(a)(1)(B) of the Code, shares of KnowledgeWare Common Stock must be acquired solely for shares of Sterling Common Stock. For the Merger to qualify as a reorganization under Section 368(a)(2)(E) of the Code, shareholders of KnowledgeWare must exchange, solely for Sterling Common Stock, at least 80 percent of the shares of KnowledgeWare Common Stock. If the loan proceeds were considered "other property or money" received as part of the consideration for the Merger instead of an independent loan transaction, gain may result to the party deemed to receive such "other property or money" and the amount of such "other property or money" received relative to the value of the Sterling Common Stock received could adversely impact the qualification of the Merger as a tax-free reorganization. However, although the matter is not free from doubt, for the reasons set forth below and based on the conditions, qualifications and assumptions set forth herein, it is more likely than not that the Amended Loan Agreement and advances pursuant thereto should not adversely impact the qualification of the Merger as a tax free reorganization.

     In the facts under Revenue Ruling 72-343, the advances were non-interest bearing, subordinated demand notes which did not have to be repaid if the merger were not consummated through no fault of the target company or its shareholder. To the contrary in the case of the Sterling loan to KnowledgeWare, Sterling has a first priority lien on substantially all of the assets of KnowledgeWare, and the loan is payable at fixed times and in all events. Both Sterling and KnowledgeWare have represented that the terms of the Amended Loan Agreement are on an arm's length basis, that the loan is adequately collateralized and that there is no plan or intent to forgive the loan or convert the loan into a capital contribution. Although it is not free from doubt, the difference in the characteristics of the loan may be sufficient to distinguish the facts in
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Revenue Ruling 72-343 from the Amended Loan Agreement.  However, it is not clear whether Revenue Ruling 72-343 would have held differently had the advances been arm's length financing or whether the primary determinative factor was that the advances were made in connection with a merger.

     Some guidance on this point may be found in Revenue Ruling 72-522, 1972-2 C.B. 215. In this ruling, the Service held that issuance of new shares by the target company to the acquirer in exchange for cash, as part of an overall plan for a stock for stock exchange between the acquirer and the shareholders of the target under Section 368(a)(1)(B) of the Code, is a transaction separate and independent from the acquirer's agreement with the shareholders of the target. Thus, the Service recognized that a capital investment directly in the target in a reorganization under Section 368(a)(1)(B) was distinct from the exchange of stock engaged in by shareholders of the target, despite the fact that both the exchange and the capital investment were part of one overall plan. Moreover, this Revenue Ruling and the representations by KnowledgeWare and Sterling that no portion of the loan proceeds have been or will be distributed to KnowledgeWare shareholders, further lend support to the position that even if the Amended Loan Agreement were not considered as true debt that it may be treated as an equity investment into KnowledgeWare by Sterling and not as "other property or money" received by KnowledgeWare or KnowledgeWare shareholders.

     Revenue Ruling 72-343 may also be distinguishable on other grounds. The facts in that ruling involved a merger under Section 368(a)(1)(A) of the Code where the assets of the target were transferred to the acquirer by operation of law. The target (the transferor) was found to have recognized gain on its transfer to the extent of the advances received. In the Merger, KnowledgeWare will be the surviving entity and will not transfer its assets. The ultimate effect of the Merger is that KnowledgeWare shareholders become Sterling shareholders. Because KnowledgeWare will not make any transfers under the structure of the Merger, there may be no issue as to whether KnowledgeWare will recognize any gain in the transaction, and Section 361(b) of the Code, the provision under which gain was found in Revenue Ruling 72-343, may be inapplicable to the Merger.

     Finally as to the Amended Loan Agreement, even if proceeds were considered to be "other property or money", the proceeds of the Amended Loan Agreement which may be so treated may be limited to the increase in the outstanding advances pursuant to the Amended Loan Agreement made after August 31, 1994 since $15,133,270 had
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already been advanced by IBM Credit prior to Sterling acquiring the IBM Credit's interest in the Loan Agreement.

     Solely based on the foregoing facts, representations, assumptions and qualifications, and subject to the following qualifications, and our consideration of such other questions as we have deemed necessary or appropriate for such purposes, and based on the assumption that the Merger is consummated in accordance with the terms of the Merger Agreement, we are of the opinion that, although the matter is not free from doubt, under current United States Federal income tax laws and regulations, including official interpretations thereof, in effect as of the date hereof, it is more likely than not that:

          1. The Merger will constitute a reorganization for Federal income tax purposes within the meaning of Section 368(a) of the Code.

          2. KnowledgeWare, Sterling and Merger Sub will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

          3. No gain or loss will be recognized by KnowledgeWare as a result of the Merger.

          4. No gain or loss will be recognized by the KnowledgeWare shareholders upon the receipt of Sterling Common Stock (including the Escrowed Shares) in exchange for KnowledgeWare Common Stock in connection with the Merger; provided, however, that the KnowledgeWare shareholders will recognize gain or loss upon return of any of the Escrowed Shares to Sterling in an amount equal to the difference between the then value of such shares and the KnowledgeWare shareholders' adjusted basis in such shares. KnowledgeWare shareholders will not be entitled to claim a loss based upon the value of the shares returned to Sterling.
               Instead, their adjusted tax basis in their remaining shares of Sterling Common Stock will be increased by the then value of the returned shares.

          5. The tax basis of the Sterling Common Stock (including the Escrowed Shares to be received by the KnowledgeWare shareholders in connection with the Merger) to be received by the KnowledgeWare shareholders in the Merger will be the same as the
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               tax basis of the KnowledgeWare Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

          6. The holding period of the Sterling Common Stock (including the Escrowed Shares to be received by the KnowledgeWare shareholders in connection with the Merger) to be received by the KnowledgeWare shareholders in the Merger will include the holding period of the KnowledgeWare Common Stock surrendered in exchange therefor.

     The opinions set forth above are subject to the exception that KnowledgeWare shareholders who receive cash in lieu of fractional share interests of Sterling Common Stock in the Merger will generally, depending on the each shareholder's particular circumstances, recognize a capital gain or loss equal to the difference between the amount of cash received therefor and the shareholder's adjusted tax basis in the fractional share interest (which gain or loss will constitute long-term capital gain or loss if the fractional share interest has been held for more than one year at the Effective Time).

     Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of the Merger or of any transactions related to the Merger, including, without limitation, any tax consequences to any person associated with the Warrants or Corporation Options (as defined in the Merger Agreement). We express no opinion as to any transactions whatsoever if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision thereof. If any of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times, our opinion may be adversely affected and may not be relied upon.

     This opinion only represents our best judgment as to the probable federal income tax consequences of the Merger and is not binding on the Service or the courts. The conclusions stated herein are based on the Code and existing judicial decisions, administrative regulations and published rulings. No assurance can be given that contrary positions will not be asserted by the Service nor that future legislative, judicial or administrative changes will not adversely affect the accuracy of the conclusions stated herein. By rendering this opinion we undertake no
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responsibility to advise you of any future developments in the application or interpretation of relevant federal tax laws.

     Without our prior written consent, this opinion may not otherwise be quoted or referred to in whole or in part in any report or document or furnished to any other person or entity other than your counsel or your employees, except in response to a valid subpoena or other lawful process.

                                    Very truly yours,

                                    /s/ Hicks, Maloof & Campbell,
                                        A Professional Corporation

                                                                     Exhibit "A"

                                October 27, 1994

Hicks, Maloof & Campbell,
  A Professional Corporation
Suite 2200, Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303

     Re: Amended and Restated Agreement and Plan of Merger among KnowledgeWare, Inc. ("KnowledgeWare" or, after the Merger, the "Surviving Corporation"), SSI Corporation ("Merger Sub"), and Sterling Software, Inc. ("Sterling"), entered into August 31, 1994 (as amended through the date hereof, the "Merger Agreement").


Gentlemen:

     In connection with (i) the proposed merger (the "Merger") of Merger Sub with and into KnowledgeWare pursuant to the Merger Agreement, and (ii) the registration by Sterling on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the shares of Sterling Common Stock to be issued in the Merger, you have rendered or will render certain legal opinions pursuant to the requirements of Item 21(a) of Form S-4 under the Act, conditioned, inter alia, on the receipt of this letter. Capitalized terms used
             ----- ----
but not defined herein shall have the meanings assigned to them in the Registration Statement including all attachments thereto. When relevant to the context, references herein to KnowledgeWare and Sterling shall include all subsidiaries thereof.

     In connection with your opinions, and recognizing that you will rely on this letter in rendering your opinions, the undersigned, duly authorized officers of Sterling acting as such, hereby certify to you, that, to the best knowledge of Sterling's executive officers ("Sterling Management"), as of the date hereof, (i) the facts relating to the Merger as described in the prospectus included as part of the Registration Statement ("Prospectus"), including all attachments thereto, are true, correct and complete in all material respects, and (ii) each of the following representations and warranties are true, correct and complete in all material respects. To the extent this certification pertains to any person other than Sterling, Merger Sub or the Surviving Corporation, such certification is only as to the actual knowledge of Sterling Management without inquiry. We understand that you may reaffirm your opinions as of the effective date of the Registration Statement and any post effective amendment thereto, and as of the Effective Time of the Merger, and that, in connection with such reaffirmation, you will require that this certification be confirmed as of such times.

Hicks, Maloof & Campbell
October 27, 1994
Page 2


     1. The Merger, if consummated, will be consummated in compliance with all material terms and conditions of the Merger Agreement, none of which have been waived or modified, except as disclosed in the schedule attached hereto, if any.

     2. The ratio for the exchange of shares of KnowledgeWare Common Stock for Sterling Common Stock (the "Exchange Ratio") in the Merger was negotiated through arm's length bargaining. Alex. Brown & Sons Incorporated ("Alex. Brown") delivered to the KnowledgeWare Board of Directors its written opinion, dated August 31, 1994, that as of that date the Exchange Ratio was fair, from a financial point of view, to the holders of KnowledgeWare Common Stock. Except as disclosed in the schedule attached hereto, if any, the written opinion of Alex. Brown has not been withdrawn or materially modified. Based on the arm's length negotiations and the written opinion of Alex. Brown, Sterling Management believes the fair market value of the Sterling Common Stock to be received by each KnowledgeWare shareholder in the Merger will be approximately equal to the fair market value of the KnowledgeWare Common Stock surrendered in exchange therefor.

     3. There is no present plan or intention by the shareholders of KnowledgeWare to sell, exchange, or otherwise dispose of a number of shares of Sterling Common Stock to be received in the Merger that would reduce the KnowledgeWare shareholders' aggregate ownership of Sterling Common Stock to be received in the Merger to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of KnowledgeWare Common Stock as of the same date. For purposes of this representation, (i) shares of KnowledgeWare Common Stock exchanged for cash in lieu of fractional shares of Sterling Common Stock are treated as outstanding on the date of the Merger, and (ii) shares of KnowledgeWare Common Stock, and shares of Sterling Common Stock received therefor in the Merger, and otherwise sold, redeemed, or disposed of before or after the Merger are considered in making this representation.

     4. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of KnowledgeWare's net assets and at least 70 percent of the fair market value of KnowledgeWare's gross assets held immediately prior to the Merger, and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by KnowledgeWare, Surviving Corporation or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made in anticipation of or as a part of the plan of reorganization for the Merger, will be included as assets of KnowledgeWare or Merger Sub, respectively, immediately prior to the Merger. In applying the preceding sentence to Merger Sub, assets transferred by Sterling to Merger Sub pursuant to the plan of reorganization for use in the Merger are not taken into account. For purposes of this representation, assets transferred by the Surviving Corporation in the ordinary course of business or to a corporation controlled, within the meaning of Section

Hicks, Maloof & Campbell
October 27, 1994
Page 3


368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), by the Surviving Corporation shall be treated as assets held by the Surviving Corporation following the Merger.

     5. Prior to the Merger, Sterling will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

     6. Sterling has no plan or intention to cause the Surviving Corporation to issue additional shares of stock, and the Surviving Corporation has no plan or intention to issue additional shares of stock, that would result in Sterling losing control, within the meaning of Section 368(c) of the Code, of the Surviving Corporation.

     7. Except with respect to the Escrowed Shares, Sterling has no plan or intention to reacquire any of the shares of Sterling Common Stock issued in the Merger. Any future open market purchases by Sterling of shares of Sterling Common Stock will be motivated solely by business considerations independent of the Merger.

     8. Sterling has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation into another corporation, to sell or otherwise dispose of the stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions of assets made in the ordinary course of business, transfers of assets by the Surviving Corporation to corporations controlled, within the meaning of Section 368(c) of the Code, by the Surviving Corporation, and transfers by Sterling of shares of the Surviving Corporation's stock to corporations controlled, within the meaning of Section 368(c) of the Code, by Sterling.

     9. Merger Sub is a recently formed corporation, having no assets or liabilities other than assets transferred to it pursuant to the Merger, and Merger Sub has been created and will be maintained through the Effective Time solely for purposes of effecting the Merger. Merger Sub will have no liabilities assumed by KnowledgeWare, and will not transfer to KnowledgeWare any assets subject to liabilities, in the Merger. Merger Sub has not and will not engaged in the conduct of any business unrelated to the Merger prior to the Effective Time.

     10. Following the Merger, the Surviving Corporation directly or through its subsidiaries will continue KnowledgeWare's historic business or use a significant portion of KnowledgeWare's historic business assets in a business (within the meaning of Treasury Regulation (S) 1.368-1(d)).

     11. Sterling, Merger Sub and KnowledgeWare, and the shareholders of KnowledgeWare, will pay their respective expenses, if any, incurred in connection with the Merger.

Hicks, Maloof & Campbell
October 27, 1994
Page 4


     12. There is no intercorporate indebtedness existing between Sterling and KnowledgeWare or between Merger Sub and KnowledgeWare that was issued or acquired at a discount, or that will be settled at a discount.

     13. In the Merger, shares of KnowledgeWare Common Stock representing control of KnowledgeWare, within the meaning of Section 368(c) of the Code, will be exchanged solely for voting stock of Sterling. For purposes of this representation, any shares of KnowledgeWare Common Stock exchanged for cash or other property originating with Sterling will be treated as outstanding KnowledgeWare Common Stock immediately prior to the Merger.

     14. At the time of the Merger, KnowledgeWare will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in KnowledgeWare that, if exercised or converted, would affect Sterling's acquisition or retention of control of KnowledgeWare, within the meaning of Section 368(c) of the Code.

     15. Except for one share of KnowledgeWare Common Stock acquired by Sterling on November 18, 1991, Sterling does not directly own, nor has it directly owned during the past five years, any shares of stock of KnowledgeWare.

     16.  KnowledgeWare and Sterling are not investment companies as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

     17. On the date of the Merger, the fair market value of the assets of KnowledgeWare will exceed the sum of its liabilities, including the amount of liabilities, if any, to which its assets are subject.

     18. KnowledgeWare is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     19. The payment by the Exchange Agent of cash in lieu of fractional shares of Sterling Common Stock does not represent separately bargained for consideration and is being made solely for the purpose of saving the expense and inconvenience of issuing fractional shares. The fractional share interests of each holder of KnowledgeWare Common Stock will be aggregated and no holder of KnowledgeWare Common Stock will receive cash therefor in an amount equal to or greater than the value of one full share of Sterling Common Stock.

     20. Sterling has not paid and will not pay, directly or indirectly, any compensation to any shareholder-employee of KnowledgeWare pursuant to any employment, consulting, non-compete or similar arrangement that is separate consideration for, or allocable to, any of such shareholder's shares of KnowledgeWare Common Stock. None of the shares of Sterling

Hicks, Maloof & Campbell
October 27, 1994
Page 5


Common Stock received by any shareholder of KnowledgeWare pursuant to the Merger will be separate consideration for, or allocable to, any such arrangement.
Based on Sterling Management's consultation with an independent third party advisor, compensation paid by Sterling, Merger Sub or the Surviving Corporation pursuant to the Consultation Agreement will be for services actually rendered (or refrained from being rendered) and will be commensurate with amounts paid under similar arrangements to third parties bargaining at arm's-length.

     21. Based on Sterling Management's (i) consultation with independent third party advisors, and (ii) analysis of KnowledgeWare's financial condition preceding the Merger, all loans or advances by Sterling or Merger Sub to KnowledgeWare, including, without limitation, the acquisition by Sterling of the Loan Agreement and Sterling's rights and obligations under the amended loan agreement (as amended through the date of this letter, the "Amended Loan Agreement") and the Warrant Agreement, have been or will be made on an arm's-length basis with terms comparable to those which would have been obtained by an unaffiliated, independent third party in the practice of making loans of comparable risk, and were, or will be, adequately collateralized when made or acquired. There is no plan or intention that any part of any such loan will be forgiven or converted, directly or indirectly, into a capital contribution to KnowledgeWare or the Surviving Corporation. No liabilities of KnowledgeWare's shareholders will be assumed by Sterling, nor will any of the stock of the Surviving Corporation be subject to any liabilities which may have encumbered stock of KnowledgeWare at the time of the Merger. There are no arrangements in effect pursuant to which any shareholder of KnowledgeWare has guarantied or otherwise assumed liability for any indebtedness or other obligation of KnowledgeWare. No portion of the proceeds received by KnowledgeWare from loans or advances made by Sterling or IBM Credit pursuant to the Loan Agreement and the Amended Loan Agreement have been or will be distributed or otherwise paid out to KnowledgeWare shareholders. The maximum aggregate of the loans or advances which may be outstanding to KnowledgeWare at any time pursuant to the Amended Loan Agreement is $28,000,000.00. The aggregate of the loans and advances under the Loan Agreement at the time Sterling acquired IBM Credit's interest therein was $15,133,270.00.

     22. Sterling and KnowledgeWare have a valid business reason for establishing the arrangement contemplated by the Escrow Agreement (the "Escrow Arrangement").

     23. As of the Effective Time, the Escrowed Shares will appear as issued and outstanding on Sterling's balance sheet and will be legally outstanding under Delaware law.

     24. All dividends (within the meaning of Section 301(c)(1) of the Code) paid by Sterling on the Escrowed Shares will be distributed currently to the exchanging KnowledgeWare shareholders, except any such dividends paid in respect of Escrowed Shares as to which a claim exists pursuant to a Sterling Notice.

Hicks, Maloof & Campbell
October 27, 1994
Page 6


     25. All voting rights of the Escrowed Shares will be exercisable by or on behalf of the exchanging KnowledgeWare shareholders or their authorized agent.

     26. The Escrowed Shares will not be subject to restrictions requiring their return to Sterling upon the death, failure to continue employment or similar event with respect to any exchanging KnowledgeWare shareholder.

     27. All Escrowed Shares will be released under the Escrow Arrangement within two years from the Effective Time, other than Escrowed Shares that are subject to a Dispute Notice or a Contingent Claim Notice at the expiration of such two year period.

     28. No more than 50% of the shares of Sterling Common Stock to be received in the Merger by the exchanging KnowledgeWare shareholders are subject to the Escrow Arrangement.

     29. The principal purpose for the Escrow Arrangement is not the reduction of federal income taxes.

     30. The mechanism for the calculation of the number of Escrowed Shares to be returned to Sterling is objective and readily ascertainable.

     31. The exchanging KnowledgeWare shareholders do not have the right to, and will not be permitted to, substitute other property for any of the Escrowed Shares.

     This letter is being furnished to you solely for your benefit and for use in rendering your opinions in connection with the Merger and the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without the express written consent of Sterling.

                                    Very truly yours,


                                    /s/ Sterling L. Williams
                                    Sterling L. Williams,
                                    President and Chief Executive
                                    Officer



                                    /s/ James E. Jenkins, Jr.
                                    James E. Jenkins, Jr.,
                                    Vice President, Tax

                                October 27, 1994


                                                                     Exhibit "B"

Hicks, Maloof & Campbell
Suite 2200, Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia  30303


     Re:  Amended and Restated Agreement and Plan of Merger among
          KnowledgeWare, Inc. ("KnowledgeWare" or, after the Merger, the "Surviving Corporation"), SSI Corporation ("Merger Sub"), and Sterling Software, Inc. ("Sterling"), entered into August 31, 1994 (as amended through the date hereof, the "Merger Agreement").


Gentlemen:

     In connection with (i) the proposed merger (the "Merger") of Merger Sub with and into KnowledgeWare pursuant to the Merger Agreement, and (ii) the registration by Sterling on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the shares of Sterling Common Stock to be issued in the Merger, you have rendered or will render certain legal opinions pursuant to the requirements of Item 21(a) of Form S-4 under the Act, conditioned, inter alia, on the receipt of this letter. Capitalized terms used
             ----- ----
but not defined herein shall have the meanings assigned to them in the Registration Statement including all attachments thereto. When relevant to the context, references herein to KnowledgeWare and Sterling shall include all subsidiaries thereof.

     In connection with your opinions, and recognizing that you will rely on this letter in rendering your opinions, the undersigned, duly authorized officers of KnowledgeWare acting as such, hereby certify to you, that, to the best knowledge of KnowledgeWare's executive officers actively performing service ("KnowledgeWare Management"), as of the date hereof, (i) the facts relating to the Merger as described in the prospectus included as part of the Registration Statement ("Prospectus"), including all attachments thereto, are true, correct and complete in all material respects, and (ii) each of the following representations and warranties are true, correct and complete in all material respects. To the extent this certification pertains to any person other than

KnowledgeWare, such certification is only as to the actual knowledge of KnowledgeWare Management without inquiry. We understand that you may reaffirm your opinions as of the effective date of the Registration Statement and any post effective amendment thereto, and as of the Effective Time of the Merger, and that, in connection with such reaffirmation, you will require that this certification be confirmed as of such times.

          1. The Merger, if consummated, will be in compliance with all material terms and conditions of the Merger Agreement, none of which have been waived or modified.

          2. The ratio for the exchange of shares of KnowledgeWare Common Stock for Sterling Common Stock (the "Exchange Ratio") in the Merger was negotiated through arm's length bargaining. Alex. Brown & Sons Incorporated ("Alex. Brown") delivered to the KnowledgeWare Board of Directors its written opinion, dated August 31, 1994, that as of that date the Exchange Ratio was fair, from a financial point of view, to the holders of KnowledgeWare Common Stock. The written opinion of Alex. Brown has not been withdrawn or materially modified. Based on the arm's length negotiations and the written opinion of Alex. Brown, KnowledgeWare Management believes the fair market value of the Sterling Common Stock to be received by each KnowledgeWare shareholder in the Merger will be approximately equal to the fair market value of the KnowledgeWare Common Stock surrendered in exchange therefor.

          3. There is no present plan or intention by shareholders of KnowledgeWare to sell, exchange or otherwise dispose of a number of shares of Sterling Common Stock to be received in the Merger that would reduce the KnowledgeWare shareholders' aggregate ownership of Sterling Common Stock to be received in the Merger to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of KnowledgeWare Common Stock as of the same date. For purposes of this representation, (i) shares of KnowledgeWare Common Stock exchanged for cash in lieu of fractional shares of Sterling Common Stock are treated as outstanding on the date of the Merger, and (ii) shares of KnowledgeWare Common Stock, and shares of Sterling Common Stock received therefor in the Merger, and otherwise sold, redeemed, or disposed of before or after the Merger are considered in making this representation.

          4. Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of KnowledgeWare's net assets and at least 70 percent of the fair market value of KnowledgeWare's gross assets held immediately prior to the Merger, and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by KnowledgeWare, Surviving Corporation or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made in anticipation of or as a part of the plan or reorganization for the Merger, will be included as assets of KnowledgeWare or Merger Sub, respectively, immediately prior to the Merger. In applying the preceding sentence to Merger Sub, assets transferred by Sterling to Merger Sub pursuant to the plan of reorganization for use in the Merger are not taken into account. For purposes of this representation, assets transferred by Surviving Corporation in the ordinary course of business or to a corporation controlled, within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), by KnowledgeWare shall be treated as assets held by Surviving Corporation following the Merger.

          5. Prior to the Merger, Sterling will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

          6. Sterling has no plan or intention to cause the Surviving Corporation to issue additional shares of stock, and the Surviving Corporation has no plan or intention to issue additional shares of stock, that would result in Sterling losing control, within the meaning of Section 368(c) of the Code, of the Surviving Corporation.

          7. Except with respect to the shares of Sterling Common Stock which are held in escrow in accordance with the Escrow Agreement (the "Escrowed Shares"), Sterling has no plan or intention to reacquire any of the shares of Sterling Common Stock issued in the Merger. Any future open market purchases by Sterling of shares of Sterling Common Stock will be motivated solely by business considerations independent of the Merger.

          8. Sterling has no plan or intention to liquidate Surviving Corporation into another corporation, to merge Surviving Corporation into another corporation, to sell or otherwise dispose of the stock of Surviving Corporation, or to cause Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions of assets made in the ordinary course of business, transfers of assets by Surviving Corporation to corporations controlled, within the meaning of Section 368(c) of the Code, by Surviving Corporation and transfers by Sterling of shares of Surviving Corporation's stock to corporations controlled, within the meaning of Section 368(c) of the Code, by Sterling.

          9. Merger Sub is a recently formed corporation, having no assets or liabilities other than assets transferred to it pursuant to the Merger, and Merger Sub has been created and will be maintained through the Effective Time solely for purposes of effecting the Merger. Merger Sub will have no liabilities assumed by KnowledgeWare, and will not transfer to KnowledgeWare any assets subject to liabilities, in the Merger. Merger Sub has not and will not engage in the conduct of any business unrelated to the Merger prior to the Effective Time.

          10. Following the Merger, Surviving Corporation directly or through its subsidiaries will continue KnowledgeWare's historic business or use a significant portion of KnowledgeWare's historic business assets in a business within the meaning of Treasury Regulation
               (S)1.368-1(d).

          11. Sterling, Merger Sub, KnowledgeWare and the shareholders of KnowledgeWare, will pay their respective expenses, if any, incurred in connection with the Merger.

          12. There is no intercorporate indebtedness existing between Sterling and KnowledgeWare or between Merger Sub and KnowledgeWare that was issued, acquired, or will be settled at a discount.

          13. In the Merger, shares of KnowledgeWare Common Stock representing control of KnowledgeWare, within the meaning of Section 368(c) of the Code, will be exchanged solely for voting stock of Sterling. For purposes of this representation, any shares of KnowledgeWare Common Stock exchanged for cash or other property originating with Sterling will be treated as outstanding KnowledgeWare Common Stock immediately prior to Merger.

          14. At the time of the Merger, KnowledgeWare will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in KnowledgeWare that, if exercised or converted, would affect Sterling's acquisition or retention of control of KnowledgeWare, within the meaning of Section 368(c) of the Code.

          15. Except for one share of KnowledgeWare Common Stock acquired by Sterling on November 18, 1991, Sterling does not directly own, nor has it directly owned during the past five years, any shares of stock of KnowledgeWare.

          16. KnowledgeWare and Sterling are not investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          17. On the date of the Merger, the fair market value of the assets of KnowledgeWare will exceed the sum of its liabilities, including the amount of liabilities, if any, to which its assets are subject.

          18. KnowledgeWare is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          19. The payment by the Exchange Agent of cash in lieu of fractional shares of Sterling Common Stock does not represent separately bargained for consideration and is being made solely for the purpose of saving the expense and inconvenience of issuing fractional shares. The fractional share interests of each holder of KnowledgeWare Common Stock will be aggregated and no holder of KnowledgeWare Common Stock will receive cash therefor in an amount equal to or greater than the value of one full share of Sterling Common Stock.

          20. Sterling has not paid and will not pay, directly or indirectly, any compensation to any shareholder-employee of KnowledgeWare pursuant to any employment, consulting, non-compete or similar arrangement that is separate consideration for, or allocable to, any of such shareholder's shares of KnowledgeWare Common Stock. None of the shares of Sterling Common Stock received by any shareholder of KnowledgeWare pursuant to the Merger will be separate consideration for, or allocable to, any such arrangement. Compensation paid by Sterling, Merger Sub or Surviving Corporation pursuant to the Consultation Agreement will be for services actually rendered (or refrained from being rendered) and will be commensurate with amounts paid under similar arrangements to third parties bargaining at arm's-length.

          21. All loans or advances by Sterling or Merger Sub to KnowledgeWare, including, without limitation, the acquisition by Sterling of the Loan Agreement and Sterling's rights and obligations under that certain Amended and Restated Revolving Loan and Security Agreement dated as of August 31, 1994, by and between Sterling and KnowledgeWare as amended through the date hereof (the "Amended Loan Agreement") and the Warrant Agreement, have been or will be made on an arm's length basis and are or will be adequately collateralized. There is no plan or intention that any part of any such loan will be forgiven or converted, directly or indirectly, into a capital contribution to KnowledgeWare. No liabilities of KnowledgeWare's shareholders will be assumed by Sterling, nor will any of the stock of KnowledgeWare be subject to any liabilities which may have encumbered stock of KnowledgeWare at the time of the Merger. There are no arrangements in effect pursuant to which any shareholder of KnowledgeWare has guarantied or otherwise assumed liability for any liabilities or obligations of KnowledgeWare. No portion of the proceeds received by KnowledgeWare from loans or advances made by Sterling or IBM Credit pursuant to the Loan Agreement or the Amended Loan Agreement have been or will be distributed or otherwise paid out to KnowledgeWare shareholders. The maximum aggregate of the loans or advances which may be outstanding to KnowledgeWare at any time pursuant to the Amended Loan Agreement is $28,000,000.00. The aggregate of the loans and advances under the Loan Agreement at the time Sterling acquired IBM Credit's interest therein was $15,133,270.00.

          22. The outstanding KnowledgeWare Options had no readily ascertainable fair market value within the meaning of Treasury Regulations Section 1.83-7(b) when granted, and will have no readily ascertainable fair market value within the meaning of Treasury Regulations Section 1.83-7(b) when substituted as provided in Sections 4.1(iii) and 4.1(vi) of the Merger Agreement.

          23. Sterling and KnowledgeWare have a valid business reason for establishing the arrangement contemplated by the Escrow Agreement (the "Escrow Arrangement").

          24. As of the Effective Time, the Escrowed Shares will appear as issued and outstanding on Sterling's balance sheet and will be legally outstanding under Delaware law.

          25. All dividends (within the meaning of Section 301(c)(1) of the Code) paid by Sterling on the Escrowed Shares will be distributed currently to the exchanging KnowledgeWare shareholders, except any such dividends paid in respect of Escrowed Shares as to which a claim exists pursuant to a Sterling Notice.

          26. All voting rights of the Escrowed Shares will be exercisable by or on behalf of the exchanging KnowledgeWare shareholders or their authorized agent.

          27. The Escrowed Shares will not be subject to restrictions requiring their return to Sterling upon the death, failure to continue employment or similar event with respect to any exchanging KnowledgeWare shareholder.

          28. All Escrowed Shares will be released under the Escrow Arrangement within two years from the Effective Time, other than Escrowed Shares that are subject to a Dispute Notice or a Contingent Claim Notice at the expiration of such two year period.

          29. No more than 50% of the shares of Sterling Common Stock to be received in the Merger by the exchanging KnowledgeWare shareholders are subject to the Escrow Arrangement.

          30. The principal purpose for the Escrow Arrangement is not the reduction of federal income taxes.

          31. The mechanism for the calculation of the number of Escrowed Shares to be returned to Sterling is objective and readily ascertainable.

          32. The exchanging KnowledgeWare shareholders do not have the right to, and will not be permitted to, substitute other property for any of the Escrowed Shares.

          33. KnowledgeWare has not within the past twelve (12) months made any distribution to its shareholders and has not sold or otherwise disposed of a substantial portion of its assets.

     This letter is being furnished to you solely for your benefit and for use in rendering your opinions in connection with the Merger and the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without the express written consent of KnowledgeWare.

                                    Very Truly Yours,


                                    /s/ Francis A. Tarkenton
                                    --------------------------
                                    Francis A. Tarkenton,
                                    Chairman of the Board and
                                    Chief Executive Officer


                                    /s/ Richard M. Haddrill
                                    --------------------------
                                    Richard M. Haddrill,
                                    Executive Vice President
                                    and Secretary


                                    /s/ Rick W. Gossett
                                    --------------------------
                                    Rick W. Gossett,
                                    Chief Financial Officer,
                                    Treasurer and Assistant
                                    Vice President